UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 17, 2020

THERMO FISHER SCIENTIFIC INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8002	04-2209186
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

168 Third Avenue Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 622-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	TMO	New York Stock Exchange
Floating Rate Notes due 2020	TMO /20A	New York Stock Exchange
2.150% Notes due 2022	TMO 22A	New York Stock Exchange
0.750% Notes due 2024	TMO 24A	New York Stock Exchange
0.125% Notes due 2025	TMO 25B	New York Stock Exchange
2.000% Notes due 2025	TMO 25	New York Stock Exchange
1.400% Notes due 2026	TMO 26A	New York Stock Exchange
1.450% Notes due 2027	TMO 27	New York Stock Exchange
1.750% Notes due 2027	TMO 27B	New York Stock Exchange
0.500% Notes due 2028	TMO 28A	New York Stock Exchange
1.375% Notes due 2028	TMO 28	New York Stock Exchange
1.950% Notes due 2029	TMO 29	New York Stock Exchange
0.875% Notes due 2031	TMO 31	New York Stock Exchange
2.375% Notes due 2032	TMO 32	New York Stock Exchange
2.875% Notes due 2037	TMO 37	New York Stock Exchange
1.500% Notes due 2039	TMO 39	New York Stock Exchange
1.875% Notes due 2049	TMO 49	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously announced, on March 3, 2020, Thermo Fisher Scientific Inc. (“Thermo Fisher”) obtained committed debt financing from JPMorgan Chase Bank, N.A. and Morgan Stanley Senior Funding, Inc. in connection with its entry into a Business Combination Agreement with QIAGEN N.V.

On April 17, 2020, Thermo Fisher Scientific Inc. entered into a Bridge Credit Agreement, as defined and further described below, which Bridge Credit Agreement is the definitive agreement related to the previously obtained committed debt financing. Capitalized terms used in this Form 8-K and not defined herein shall have the meanings ascribed to them in the Bridge Credit Agreement, which is attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Bridge Credit Agreement

The Bridge Credit Agreement (“Bridge Credit Agreement”) is a 364-day senior unsecured bridge loan facility in the principal amount of up to €9.25 billion (the “Bridge Commitments”), among Thermo Fisher, each lender from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”). Loans under the Bridge Credit Agreement (the “Loans”) will be available in Euros to fund the purchase of equity securities of QIAGEN N.V. (“QIAGEN”) pursuant to the Business Combination Agreement, dated as of March 3, 2020, between Thermo Fisher and QIAGEN (the “Combination Agreement”) and to pay all or a portion of the cost incurred by Thermo Fisher or any of its subsidiaries in connection therewith. The Loans will be available in up to two drawings as follows:

(i) the first drawing may be made on the date (the “Closing Date”) (x) Thermo Fisher or one of its subsidiaries shall have accepted all outstanding equity interests of QIAGEN validly tendered pursuant to a public tender offer (the “Offer”) to purchase all issued ordinary shares, par value €0.01 per share, of QIAGEN at a price of €39 per QIAGEN share in cash, without interest, and shall have tendered payment for such equity interests in accordance with the terms of the Combination Agreement or (y)(I) the Administrative Agent shall have received an officer’s certificate from Thermo Fisher certifying that Thermo Fisher or one of its subsidiaries shall accept all outstanding equity interests that have been validly tendered pursuant to the Offer and shall tender payment for such equity interests in accordance with the terms of the Combination Agreement, in each case, within one business day following the Closing Date and (II) Thermo Fisher shall have caused the proceeds of the Loans to be deposited with the settlement agent pursuant to the terms of the Offer documents or shall have made such other arrangements reasonably satisfactory to the Administrative Agent for the payment of the equity interests that have validly tendered pursuant to the Offer; and

(ii) the second drawing may be made at any time on or prior to the date that is 120 days after the Closing Date.

If no Default or Event of Default has occurred, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the EURIBO Rate for such Interest Period plus a margin of 0.750% to 1.375% per annum based on Thermo Fisher’s Debt Ratings and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus a margin of 0.000% to 0.375% per annum based on Thermo Fisher’s Debt Ratings.

From June 1, 2020 and continuing through and including the earlier of (i) the Closing Date or (ii) the date of termination of the Bridge Commitments, Thermo Fisher shall pay a ticking fee equal to a rate between 0.070% and 0.175% per annum based on Thermo Fisher’s Debt Ratings times the actual daily aggregate amount of the Bridge Commitments. The ticking fee is earned, due and payable on the earlier of the (i) Closing Date and (ii) the date the Bridge Commitments are terminated. Thermo Fisher has also agreed to pay a funding fee equal to 0.50% of the aggregate principal amounts of the Loans funded and a duration fee on each of the 90th, 180th and 270th day after the Closing Date in an amount equal to 0.50%, 0.75% and 1.00%, respectively, of the aggregate amount of the Loans outstanding at the time.

The Bridge Credit Agreement contains customary representations and warranties, as well as affirmative and negative covenants. The negative covenants include restrictions on liens and fundamental changes. The Bridge Credit Agreement also requires that Thermo Fisher maintain (i) a consolidated indebtedness to consolidated EBITDA ratio of no greater than 4.5 to 1.0 as of the last date of each of the first two full fiscal quarters ended after the Closing Date, with such ratio stepping down to 4.0 to 1.0 for the last date of each of the two immediately following fiscal quarters, and then stepping down to 3.5 to 1.0 of each fiscal quarter thereafter, subject to the right of Thermo Fisher to increase such maximum consolidated leverage ratio tests in connection with certain qualified acquisitions and (ii) a consolidated interest coverage ratio as of the last day of any fiscal quarter of Thermo Fisher (commencing with the first full fiscal quarter completed at the Closing Date) of at least 3.0 to 1.0.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Bridge Credit Agreement, dated as of April 17, 2020, among Thermo Fisher, each lender from time to time party thereto, and JPMorgan Chase Bank, N.A.

10.4	Cover Page Interactive data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THERMO FISHER SCIENTIFIC INC.

Date: April 23, 2020	By:	/s/ Michael A. Boxer
		Name:	Michael A. Boxer
		Title:	Senior Vice President and General Counsel